UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act 0f 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)Election of Directors

On October 17, 2019, the Board of Directors of PriceSmart, Inc. unanimously agreed to increase the size of the Board of Directors by one director, effective immediately. Additionally, the Board elected Jeffrey R. Fisher as a director of the Company to fill the newly created vacancy, effective November 1, 2019.  The Board also appointed Mr. Fisher to the Finance Committee and Real Estate Committee of the Board of Directors, effective November 1, 2019.

Since 2011, Mr. Fisher has served as the Chief Financial Officer of The Price Group, LLC, a private investment and management company, and Price Philanthropies Foundation, a private non-profit organization. Since 2004, Mr. Fisher has also served as the Chief Financial Officer of PS Ivanhoe, LLC, a real estate holding company.  He is also Chief Financial Officer of Aaron Price Fellows Foundation, La Jolla Fay, LLC, IvanFay, LLC, and RARSD, LLC.  From January 2004 through December 2004, Mr. Fisher served as Chief Financial Officer of Price Legacy Corporation, a publicly traded Real Estate Investment Trust with approximately $1.2 billion in real estate assets. From October 2000 until joining Price Legacy, Mr. Fisher served as Chief Financial Officer of National Retail Partners, LLC, a private real estate company which owned and operated approximately $2.0 billion in real estate assets. From August 1993 to September 2000, Mr. Fisher served in various financial capacities of Burnham Pacific Properties, Inc., a publicly traded Real Estate Investment Trust. Prior to joining Burnham Pacific Properties, Mr. Fisher was a senior manager at Deloitte & Touche LLP, having started with them in 1983.  Mr. Fisher is a certified public accountant.  Mr. Fisher brings over 36 years of finance, accounting and investment experience, with an emphasis on real estate finance, and specific experience with public companies.  Mr. Fisher’s extensive experience with finance and real estate matters, his experience as an executive of publicly traded companies and his accounting background contributed to the Board of Directors’ conclusion that he should serve as a director of the Company.

During the year ended August 31, 2019, the Company sold approximately $527,000 of supplies to Price Philanthropies Foundation.

As a non-employee director, Mr. Fisher is entitled to receive cash compensation and restricted stock units or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company.  In addition, Mr. Fisher will be reimbursed for travel expenses incurred in attending Company board meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PriceSmart, Inc.

Date: October 23, 2019	By: /s/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel, Chief Ethics & Compliance Officer and Secretary